UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2017 (February 28, 2017)

LINN ENERGY, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51719	81-5366183
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

600 Travis Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On May 11, 2016, Linn Energy, LLC, a Delaware limited liability company (“LINN”), certain of LINN’s direct and indirect subsidiaries, and LinnCo, LLC, a Delaware limited liability company (collectively with LINN and certain of its direct and indirect subsidiaries, the “LINN Debtors”), filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (“Bankruptcy Court”).

On January 27, 2017, the Bankruptcy Court entered the Order Confirming (I) Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and (II) Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Confirmation Order”), which approved and confirmed the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Plan”) and the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Berry Plan”).

The Plan was previously filed as Exhibit 2.1 to LINN’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 31, 2017 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K. A copy of the Confirmation Order was previously filed as Exhibit 99.1 to LINN’s Current Report on Form 8-K filed with the Commission on January 31, 2017 and is hereby incorporated by reference as Exhibit 99.1 to this Current Report on
Form 8-K.

On February 28, 2017 (the “Effective Date”), the Plan became effective and the LINN Debtors emerged from their Chapter 11 cases. As part of the transactions undertaken pursuant to the Plan, LINN’s equity was cancelled and LINN transferred all of its assets and operations to Linn Energy, Inc., a Delaware corporation (“New Linn” or the “Company”). As a result, New Linn became the successor reporting company to LINN pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Current Report on Form 8-K is being filed by New Linn as the initial report of New Linn to the Commission and as notice that New Linn is the successor issuer to LINN under the Exchange Act. New Linn is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by New Linn with the Commission will be its Annual Report on Form 10-K for the year ended December 31, 2016.

In connection with the effectiveness of the Plan on the Effective Date, New Linn entered into the agreements and consummated the other transactions described in this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Exit Facility

On the Effective Date, pursuant to the terms of the Plan, Linn Energy Holdco II LLC (“Holdco II”), as borrower, entered into a Credit Agreement with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, (the “Credit Agreement”), providing for a new reserve-based revolving loan (the “Revolving Loan”) with up to $1.4 billion in borrowing commitments and a new term loan (the “Term Loan”) in an original principal amount of $300 million.

The initial borrowing base in respect of the Revolving Loan is $1.4 billion and there are no scheduled borrowing base redeterminations until April 1, 2018. After such time and until August 28, 2020, any scheduled redetermination of the borrowing base resulting in a decrease of the borrowing base will cause the borrowing base to be allocated into a conforming Revolving Loan tranche and a non-conforming Revolving Loan tranche that, in the aggregate, equal $1.4 billion. As of the Effective Date, approximately $600.0 million in borrowings and approximately $7.4 million in undrawn letters of credit are outstanding under the Revolving Loan.

The outstanding borrowings under the Revolving Loan bear interest at a rate equal to a customary London interbank offered rate plus an applicable margin of (a) 3.50% per annum in the case of the conforming Revolving Loan tranche and (b) 5.50% per annum in the case of the non-conforming Revolving Loan tranche. The Revolving Loan is not subject to amortization. The conforming Revolving Loan tranche matures on February 28, 2021 and the non-conforming Revolving Loan tranche matures on August 28, 2020.

The Term Loan bears interest at a customary London interbank offered rate plus 7.50% per annum, amortized quarterly. The Term Loan matures on February 27, 2021. Holdco II has the right to prepay any borrowings under the Credit Agreement at any time without a prepayment penalty, other than customary “breakage” costs with respect to eurocurrency loans.

The obligations under the Credit Agreement are guaranteed by Linn Energy, Inc., Linn Energy Holdco LLC (“Holdco”) and Holdco II’s subsidiaries, subject to customary exceptions (collectively, with Holdco II, the “Grantors”). On the Effective Date, Holdco II and Grantors entered into a Pledge Agreement and a Security Agreement in favor of Wells Fargo Bank, National Association, as administrative agent for the benefit of the secured parties, pursuant to which the obligations of the Grantors under the Credit Agreement were secured by liens on substantially all personal property of the Grantors, subject to customary exceptions. In connection with emergence from restructuring, the Grantors’ existing pre-petition mortgages were reaffirmed. Within 30 days of closing the Credit Agreement, the Grantors are required to execute certain amended and restated mortgages and certain additional mortgages in order to achieve collateral coverage of no less than 95% of the total value of the proved reserves of the oil and gas properties of the Grantors, and certain equipment and facilities associated therewith, as required under the terms of the Credit Agreement.

The Credit Agreement requires New Linn to maintain (i) an asset coverage ratio of at least 1.10 to 1.00, tested on (a) the date of each scheduled borrowing base redetermination commencing with the first scheduled borrowing base redetermination and (b) the date of each additional borrowing base redetermination in conjunction with an asset sale and (ii) a maximum total net debt to LTM EBITDAX ratio initially of no more than 6.75 to 1.00 from the period of March 31, 2018 through December 31, 2018, 6.50 to 1.00 from the period of March 31, 2019 through March 31, 2020, and 4.50 to 1.00 and from June 30, 2020 and thereafter, in each case, measured as of the last of each fiscal quarter.

The Credit Agreement also contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports and budgets, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens and indebtedness, mergers, consolidations and sales of assets, transactions with affiliates and other customary covenants.

The Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If Holdco II does not comply with the financial and other covenants in the Credit Agreement, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Credit Agreement.

This summary is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, in accordance with the Plan and that certain Backstop Commitment Agreement, dated October 25, 2016 (the “Backstop Commitment Agreement”), New Linn entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the recipients of shares of its Class A common stock, par value $0.001 per share (“New Common Stock”) distributed on the Effective Date that (i) are party to the Backstop Commitment Agreement (including certain affiliates and related funds) or (ii) own at least 10% of New Common Stock or that are otherwise reasonably determined to be an affiliate of New Linn (collectively, the “Registration Rights Holders”).

The Registration Rights Agreement requires New Linn to file a shelf registration statement (“Initial Shelf Registration Statement”) within 60 calendar days following the Effective Date that includes the Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested, provided, however, that New Linn is not required to file or cause to be declared effective an Initial Shelf Registration Statement unless the request from Registration Rights Holders amounts to at least 20% of all Registrable Securities. The Registration Rights Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

In addition, if New Linn proposes to register shares of New Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of New Common Stock in the registration statement.

The Registration Rights Agreement also provides that (a) for so long as New Linn is subject to the requirements to publicly file information or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, New Linn will use best efforts to timely file all information and reports with the Commission and comply with all such requirements, and (b) if New Linn is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Registration Rights Holder to sell Registrable Securities without registration under the Securities Act.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

2017 Omnibus Incentive Plan

As provided in the Plan, the Company implemented the 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), pursuant to which employees and consultants of the Company and its affiliates are eligible to receive stock options, restricted stock, performance awards, other stock-based awards, and other cash-based awards.

The Company’s Board of Directors (the “Board”) or any committee duly authorized by the Board (the “Committee”) will administer the Omnibus Incentive Plan. The Committee has broad authority under the Omnibus Incentive Plan to, among other things: (i) select participants; (ii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iii) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. As of the Effective Date, an aggregate of 6,444,381 shares of New Common Stock are reserved for issuance under the Omnibus Incentive Plan (the “Share Reserve”). Additional shares of New Common Stock may be issued in excess of the Share Reserve for the sole purpose of satisfying any conversion of Class B Units or Class A-2 Units, as applicable, into shares of New Common Stock pursuant to the Limited Liability Company Operating Agreement of the Company’s subsidiary, Holdco, and the conversion procedures set forth therein. If any stock option or other stock-based award granted under the Omnibus Incentive Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of New Common Stock underlying any unexercised award shall again be available for the purpose of awards under the Omnibus Incentive Plan. If any shares of restricted stock, performance awards or other stock-based awards denominated in shares of New Common Stock awarded under the Omnibus Incentive Plan are forfeited for any reason, the number of forfeited shares shall again be available for purposes of awards under the Omnibus Incentive Plan. Any award under the Omnibus Incentive Plan settled in cash shall not be counted against the maximum share limitation. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Omnibus Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the Company’s stockholders.

Thirty-eight and forty-six one hundredths of a percent (38.46%) of the Share Reserve (the “Emergence Pool”) must be granted, as of the Effective Date, in the form of restricted stock units (“RSUs”), to (i) the Company’s President and Chief Executive Officer, Mark E. Ellis (24.00% of the Emergence Pool), Executive Vice President and Chief Financial Officer, David B. Rottino (10.20% of the Emergence Pool), Executive Vice President and Chief Operating Officer, Arden L. Walker, Jr. (10.20% of the Emergence Pool), and three Senior Vice Presidents (collectively receiving 15.60% of the Emergence Pool), all of whom received their grants on the Effective Date, and (ii) eight of the Company’s Vice Presidents and twenty-two of the Company’s Managers and Directors (the remaining 40.00% of the Emergence Pool) (all such RSU awards, the “Emergence Awards”), all of whom will receive grants within the ten days immediately following the Effective Date. All of the Emergence Awards were made and will be made, respectively, pursuant to the corresponding forms of award agreement attached as exhibits to the Omnibus Incentive Plan.

The portion of the Share Reserve that does not constitute the Emergence Awards, plus any subsequent awards forfeited before vesting (the “Remaining Share Reserve”), will be fully granted within the 36-month period immediately following the Effective Date (with such 36-month anniversary, the “Final Allocation Date”), as determined by the Committee in a manner consistent with the then prevailing practices of publicly traded E&P companies. If a “Change in Control” (as defined in the Omnibus Incentive Plan) occurs before the Final Allocation Date, the Company will allocate the entire remaining Share Reserve on a fully-vested basis to actively employed employees (pro-rata based upon each such employee’s relative awards) upon the consummation of the Change in Control.

Upon a participant’s termination of employment and/or service (as applicable), the Company has the right (but not the obligation) to repurchase all or any portion of the shares of New Common Stock acquired pursuant to an award at a price equal to the fair market value (as determined under the Omnibus Incentive Plan) of the shares of New Common Stock to be repurchased, measured as of the date of the Company’s repurchase notice.

This summary of the Omnibus Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Omnibus Incentive Plan, which was previously filed as Exhibit 10.1 to the Company’s registration statement on Form S-8 filed with the Commission on the Effective Date, which is incorporated by reference herein as Exhibit 10.3 to this Current Report on Form 8-K.

Membership Interest Purchase Agreement

Pursuant to the terms of the Plan, on the Effective Date, LINN transferred all of its assets, including equity interests in its subsidiaries, other than Linn Acquisition Company, LLC (“LAC”) and Berry Petroleum Company, LLC (“Berry”), to Holdco II, a newly formed subsidiary of LINN and the borrower under the Credit Agreement in exchange for 100% of the equity of HoldCo II and the issuance of interests in the Credit Agreement to certain of LINN’s creditors in partial satisfaction of their claims (the “Contribution”). Immediately following the Contribution, LINN transferred 100% of the equity interests in Holdco II to New Linn pursuant to a Membership Interest Purchase Agreement, dated as of the Effective Date, by and between Holdco II and New Linn, in exchange for approximately $530 million in cash and an amount of equity securities in New Linn not to exceed 49.90% of the outstanding equity interests of New Linn (the “Disposition”), which LINN distributed to certain of its creditors in satisfaction of their claims.

The foregoing description of the Membership Interest Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Membership Interest Purchase Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Transition Services and Separation Agreement

On the Effective Date and pursuant to the Plan and the Berry Plan, the LINN Debtors and Berry entered into a Transition Services and Separation Agreement (the “TSSA”). Pursuant to the TSSA, among other things: (i) LINN (as defined in the TSSA) and its affiliates will continue to provide, or cause to be provided, certain administrative, management, operating, and other services and support to Berry (the “Transition Services”) during a transitional period following the Effective Date, (ii) the LINN Debtors and the Berry Debtors (as defined in the Berry Plan) will separate their previously combined enterprise, and (iii) the LINN Debtors will transfer certain assets to Berry that relate to Berry’s properties or its business, in each case under the terms and conditions specified in the TSSA.

Berry will reimburse LINN (as defined in the TSSA) for any and all reasonable, third-party out-of-pocket costs and expenses without markup and reasonable and necessary travel expenses actually incurred by LINN (as defined in the TSSA), to the extent documented, in connection with providing the Transition Services. Additionally, Berry will pay to LINN (as defined in the TSSA) a management fee equal to $6,000,000 per month (prorated for partial months) during the period from the Effective Date through the date that is the last day of the second full calendar month after the Effective Date (the “Transition Period”) and $2,700,000 per month (prorated for partial months) from the first day following the Transition Period through the date that is the last day of the second full calendar month thereafter (the “Accounting Period”), and the scope of the Transition Services provided during the Accounting Period will be reduced to certain accounting and administrative functions.

LINN (as defined in the TSSA) will provide the Transition Services until the earlier of (i) the end of the Accounting Period or (ii) the date the TSSA is terminated in accordance with its terms. Berry has a one-time option to extend the Transition Period for one additional calendar month by providing written notice to LINN (as defined in the TSSA) at least 15 days prior to the end of the Transition Period.

The foregoing description of the TSSA does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the TSSA, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Joint Operating Agreements

In connection with the TSSA, Berry and Linn Energy Holdings, LLC (“Holdings”), either directly or through an affiliate, have entered into two Joint Operating Agreements dated as of the Effective Date governing the joint ownership and operation of certain oil and gas assets with respect to which Berry and Holdings will continue to have joint ownership from and after the Effective Date.

Pursuant to the terms and conditions of the Joint Operating Agreement (based on A.A.P.L. Form 610—Model Form Operating Agreement—1989) covering certain oil and gas assets located in a specified contract area in Kansas (the “Hugoton JOA”), as such area is more particularly described on Exhibit A thereto (the “Hugoton Assets”), Linn Operating, Inc. (“Opco”), as agent for Holdings (which owns a working interest in the Hugoton Assets), will be the operator of the Hugoton Assets. Operations to drill new wells or to rework, sidetrack, deepen, recomplete wells or plug back dry holes on the Hugoton Assets shall be proposed by the parties and implemented by Opco, as operator, pursuant to and in accordance with the terms of the Hugoton JOA. From and after March 31, 2018, Berry (or its affiliate or a third-party nominee) will have the right to become operator for all purposes under the Hugoton JOA, upon notice and, if applicable, certification to Holdings that any such third-party nominee is reasonably qualified to operate and develop the Hugoton Assets. Notwithstanding any other provision of the Hugoton JOA to the contrary, (i) and upon notice, if Opco or Holdings sells or transfers all of its interest in the Hugoton Assets and/or all of its interest in the Hugoton JOA to a third party (a “Linn Exit Event”), then Berry (or its affiliate) shall automatically become operator for all purposes under the Hugoton JOA contemporaneously with such Linn Exit Event; and (ii) if Berry sells or transfers all of its interest in the Hugoton Assets and/or all of its interest in the Hugoton JOA to a third party (a “Berry Exit Event”), then Berry’s transferee (or its affiliate) shall automatically become operator for all purposes under the Hugoton JOA contemporaneously with such Berry Exit Event.

Pursuant to the terms and conditions of that Joint Operating Agreement (based on A.A.P.L. Form 610—Model Form Operating Agreement—1989) covering certain oil and gas assets located in a specified contract area in California (the “Hill JOA”), as such area is more particularly described on Exhibit A thereto (the “Hill Assets”), Berry, will be the operator of the Hill Assets. From and after the Effective Date until May 31, 2018, development of the Hill Assets shall be in accordance with the Initial Well and Facility Program attached as Annex I to and made a part of the Hill JOA. Any subsequent operations on the Hill Assets shall be proposed as part of, and conducted in accordance with, a Subsequent Well and Facility Program (as such term is defined in the Hill JOA). The Hill JOA contains certain restrictions on Holdings’ ability to transfer its interest in the Hill Assets, which provide, among other things, that (i) Holdings may only sell all, and not part of, its interest in the Hill JOA and the Hill Assets, (ii) if Holdings desires to transfer its interest in the Hill Assets to a third party, Berry has the right to include its interest in any such sale (or, alternatively, to bid on Holdings’ interest) and (iii) Berry has a limited right of first refusal to purchase Holdings’ interest in the Hill Assets if Holdings desires to transfer its interest to certain specified transferees. Further, from and after March 31, 2018, Holdings (or its affiliate or a third-party nominee) will have the right to become operator for all purposes under the Hill JOA, upon notice and, if applicable, certification to Berry that is reasonably qualified to operate and develop the Hill Assets. Notwithstanding any other provision of the Hill JOA to the contrary, (i) and upon notice, if Holdings sells or transfers all of its interest in the Hill Assets to a third party (a “Holdings Exit Event”), then Holdings’ transferee shall automatically become operator for all purposes under the Hill JOA contemporaneously with such Holdings Exit Event; and (ii) in the event of a Berry Exit Event, then Holdings (or its affiliate) shall automatically become operator for all purposes under the Hill JOA contemporaneously with such Berry Exit Event.

The foregoing description of Hugoton JOA and Hill JOA do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of Hugoton JOA and Hill JOA, respectively, which are filed as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Equity Interests

In accordance with the Plan, each of LINN’s units representing limited liability company interests (“units”) outstanding prior to the Effective Date was cancelled and extinguished, and each of such units has no further force or effect after the Effective Date.

Debt Securities and Credit Agreement

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes issued by LINN and Linn Energy Finance Corp. (collectively, the “Unsecured Notes”) and the related collateral agreements and registration rights, as applicable, were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	6.50% senior notes due May 2019, issued by LINN and Linn Energy Finance Corp. pursuant to that certain Indenture, dated as of May 13, 2011, by and among LINN and Linn Energy Finance Corp., as issuers, the guarantors party thereto, and Wilmington Trust Company, in its capacity as successor trustee to U.S. Bank National Association (the “Unsecured Senior Notes Trustee”);

•	6.25% unsecured notes due November 2019, issued by LINN and Linn Energy Finance Corp. pursuant to that certain Indenture, dated as of March 2, 2012, by and among LINN and Linn Energy Finance Corp., as issuers, the guarantors party thereto, and the Unsecured Notes Trustee;

•	8.625% senior notes due 2020, issued by LINN and Linn Energy Finance Corp. pursuant to that certain Indenture, dated as of April 6, 2010, by and among LINN and Linn Energy Finance Corp., as issuers, the guarantors party thereto, and the Unsecured Notes Trustee;

•	7.75% senior notes due February 2021, issued by LINN and Linn Energy Finance Corp. pursuant to that certain Indenture, dated as of September 13, 2010, by and among LINN and Linn Energy Finance Corp., as issuers, the guarantors party thereto, and the Unsecured Notes Trustee; and

•	6.50% senior notes due September 2021, issued by LINN and Linn Energy Finance Corp. pursuant to that certain Indenture, dated as of September 9, 2014, by and among LINN and Linn Energy Finance Corp., as issuers, the guarantors party thereto, and the Unsecured Notes Trustee.

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes issued by LINN and Linn Energy Finance Corp. (the “Second Lien Notes” and, together with the Unsecured Notes, the “Notes”) and the related collateral agreements and registration rights, as applicable, were cancelled and the indenture governing such obligations was cancelled:

•	12.00% senior secured second lien notes issued by LINN pursuant to that certain indenture, dated November 13, 2015 (the “Second Lien Notes Indenture”), by and among LINN and Linn Energy Finance Corp., as issuers, and Delaware Trust Company, as successor trustee and collateral trustee under the Second Lien Notes Indenture.

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following credit agreement (the “First Lien Credit Agreement”) entered into by LINN and the related collateral agreements were cancelled and the credit agreement governing such obligations was cancelled:

•	that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, by and among LINN, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders and agents party thereto, as amended, modified, or otherwise supplemented from time to time.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the Credit Agreement included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan:

•	17,678,889 shares of New Common Stock were issued pro rata to holders of the Second Lien Notes with claims allowed under the Plan;

•	26,724,396 shares of New Common Stock were issued pro rata to holders of Unsecured Notes with claims allowed under the Plan;

•	471,110 shares of New Common Stock were issued to commitment parties under the Backstop Commitment Agreement in respect of premium due thereunder;

•	2,995,691 shares of New Common Stock were issued to commitment parties under the Backstop Commitment Agreement in connection with their backstop obligation thereunder; and

•	41,359,806 shares of New Common Stock were issued to participants in the rights offerings extended by the Company to certain holders of claims arising under the Second Lien Notes and certain holders of claims arising under the Unsecured Notes (including, in each case, certain of the commitment parties party to the Backstop Commitment Agreement).

With the exception of New Common Stock issued to commitment parties pursuant to their obligations under the Backstop Commitment Agreement, New Common Stock will be issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code. New Common Stock issued to commitment parties pursuant to their obligations under the Backstop Commitment Agreement will be issued under the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

As of the Effective Date, there were 91,708,500 shares of New Common Stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the LINN Debtors were cancelled on the Effective Date and the obligations of the LINN Debtors thereunder or in any way related thereto were fully released. The securities that were cancelled on the Effective Date include all of LINN’s pre-Effective Date units as well as the Notes. For further information, see the Explanatory Note and Items 1.01, 1.02 and 5.03 of this Current Report on Form 8-K, which are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding LINN units were cancelled, and New Linn issued shares of New Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02 and 5.02 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of LINN: Michael C. Linn, David D. Dunlap, Stephen J. Hadden, Joseph P. McCoy and Jeffrey C. Swoveland.

On the Effective Date, by operation of the Plan, the Board will consist of seven members consisting of one class with terms expiring at the annual meeting of stockholders.

Mark E. Ellis is New Linn’s President and Chief Executive Officer in addition to serving on the Board. Mr. Ellis previously served in several management level roles at LINN, including as Chairman, President and Chief Executive Officer from December 2011 until the Effective Date, as President, Chief Executive Officer and on the Board from January 2010 to December 2011 and as President and Chief Operating Officer from December 2007 to January 2010. Before joining LINN, Mr. Ellis served as President of the Lower 48 for ConocoPhillips. Prior to joining ConocoPhillips, he served as Senior Vice President of North American Production for Burlington Resources. He first joined Burlington Resources in 1985 and served in roles of increasing responsibility, including President of Burlington Resources Canada Ltd. in Calgary, Vice President and Chief Engineer, Vice President of the San Juan Division, and Manager of Acquisitions. He began his career at The Superior Oil Company, where he served in several engineering positions in the onshore and offshore divisions. Mr. Ellis holds a bachelor’s degree in petroleum engineering from Texas A&M University. Mr. Ellis serves on the boards of the American Exploration & Production Council, the Independent Petroleum Association of America and the Houston Museum of Natural Science. Mr. Ellis is a member of the Society of Petroleum Engineers. Mr. Ellis is a past board member of the National Petroleum Council, New Mexico Oil & Gas Association and previously served on the Board of Governors of the Canadian Association of Petroleum Producers.

David B. Rottino is New Linn’s Executive Vice President and Chief Financial Officer in addition to serving on the Board. Mr. Rottino previously served in several management level roles at LINN, including Executive Vice President, Business Development and Chief Accounting Officer from January 2014 to August 2015, as Senior Vice President of Finance, Business Development and Chief Accounting Officer from July 2010 to January 2014, and as Senior Vice President and Chief Accounting Officer from June 2008 to July 2010. Prior to joining LINN in June 2008, he was previously employed at El Paso Energy, ConocoPhillips and Burlington Resources in various finance, accounting and strategic planning roles. He earned a bachelor’s in BBA from Texas Tech University and an MBA from Texas Christian University.

Evan Lederman became a director of New Linn on the Effective Date. Mr. Lederman is a Managing Director and Co-Head of Restructuring at Fir Tree Partners, which he joined in February 2011. Prior to joining Fir Tree, Mr. Lederman worked in the Business Finance and Restructuring groups at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. Mr. Lederman is currently a member of the board, in his capacity as a Fir Tree employee, of New Emerald Energy LLC. Mr. Lederman received a J.D. degree with honors from New York University School of Law and a B.A., magna cum laude, from New York University.

Matthew Bonanno became a director of New Linn on the Effective Date. Mr. Bonanno joined York Capital Management in July 2010 and is a Partner of the firm. Mr. Bonanno joined York from the Blackstone Group where he worked as an Associate focusing on restructuring, recapitalization and reorganization transactions. Prior to joining the Blackstone Group, Mr.Bonanno worked on financing and strategic transactions at News Corporation and as an Investment Banker at JP Morgan and Goldman Sachs. Mr. Bonanno is currently a member of the board of directors, in his capacity as a York employee, of Rever Offshore AS, all entities incorporated pursuant to York’s partnership with Costamare Inc. and Augustea Bunge Maritime, Next Decade LLC and Vantage Drilling Co. Mr. Bonanno received a B.A. in History from Georgetown University and an MBA in Finance from The Wharton School of the University of Pennsylvania.

Kevin Mahony became a director of New Linn on the Effective Date. Mr. Mahony is a Principal at Centerbridge Partners, which he joined in July 2014. Prior to joining Centerbridge, Mr. Mahony was an Associate at Oaktree Capital Management in its Global Principal Group and an investment banking Analyst at Lazard in its Restructuring Group. Mr. Mahony is currently a member of the board of directors, in his capacity as a Centerbridge employee, of Genco Shipping & Trading Limited (NYSE: GNK). Mr. Mahony graduated with honors from the University of Virginia with a B.S. in Commerce with concentrations in finance, management and a track in entrepreneurship, and a B.A. in Art History.

Andrew Taylor became a director of New Linn on the Effective Date. Mr. Taylor is a member of the investment team of Elliott Management Corporation, a New York-based trading firm. Mr. Taylor is responsible for various corporate investments. Prior to joining Elliott in 2015, Mr. Taylor held similar positions in BlackRock’s Distressed Products Group, R3 Capital Partners, and the Global Principal Strategies team at Lehman Brothers. Mr. Taylor earned a B.S. degree in mechanical engineering from Rose-Hulman Institute of Technology in 1999, and an MBA degree, with honors, from the University of Chicago Booth School of Business in 2006.

Phil Brown became a director of New Linn on the Effective Date. Mr. Brown joined P. Schoenfeld Asset Management (“PSAM”) in 2009 and is a Partner of the firm, where he focuses on credit-oriented investments across various industries. Prior to joining PSAM, Mr. Brown held positions at Sun Capital Partners, Inc., an operationally-focused private equity firm, and Buckeye Capital Partners, an event-driven hedge fund. Mr. Brown began his career as an investment banking analyst at Wasserstein Perella & Co. Mr. Brown graduated from Georgetown University in 1999 with degrees in economics and history.

Indemnification of Directors and Executive Officers

As of the Effective Date, New Linn entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements require New Linn to (i) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to New Linn and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The indemnity agreements replaced previously entered indemnity agreements between LINN and its directors and executive officers. New Linn may enter into indemnity agreements with any future directors or executive officers.

This summary of the form of the indemnity agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of indemnity agreement, which is filed as Exhibit 10.4 to the Company’s registration statement on Form S-8 filed with the SEC on the Effective Date, which is incorporated by reference herein.

Executive Officers

On the Effective Date, the executive officers of New Linn will consist of the following existing executive officers: Mark E. Ellis, President and Chief Executive Officer; David B. Rottino, Executive Vice President and Chief Financial Officer; Arden L. Walker, Jr., Executive Vice President and Chief Operating Officer; Jamin B. McNeil, Senior Vice President—Houston Division Operations; Thomas E. Emmons, Senior Vice President—Corporate Services; and Candice J. Wells, Senior Vice President, General Counsel and Corporate Secretary.

Biographical information for Mark E. Ellis and David B. Rottino is provided in this Item 5.02, and biographical information about the remainder of New Linn’s executive officers is set forth in Amendment No. 1 to LINN’s Annual Report on Form 10-K/A for the year ended December 31, 2015, filed with the Commission on April 20, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance—Directors and Executive Officers of the Company,” which information is incorporated by reference herein.

Management Executive Employment Agreements

On and effective as of February 28, 2017, New Linn entered into second amended and restated employment agreements with Mark E. Ellis and Arden L. Walker, Jr., a third amended and restated employment agreement with David B. Rottino and employment agreements with Jamin B. McNeil, Thomas E. Emmons and Candice J. Wells.

Mr. Ellis’ Second Amended and Restated Employment Agreement. Mr. Ellis’ second amended and restated employment agreement (the “Ellis Agreement”) is substantially the same as his first amended and restated employment agreement, as further amended, except as disclosed herein. The Ellis Agreement reflects Mr. Ellis’ current base salary of $900,000 and current target bonus of 115% of base salary and modifies Mr. Ellis’ definition of “good reason,” for a termination of employment that is not within the six months preceding or the two years following a “change of control” of New Linn (a “Change of Control”), to include a reduction in his then current target bonus percentage.

The Ellis Agreement amends Mr. Ellis’ cash severance, payable upon a termination of employment by New Linn without “cause” or by Mr. Ellis for “good reason,” in each case, that does not occur within the six months preceding or the two years following a Change of Control, to two times the sum of (i) his base salary at the highest rate in effect at any time during the 36-month period immediately preceding the employment termination date, plus (ii) his target bonus for the year in which his termination occurs.

Although Mr. Ellis remains entitled to accelerated vesting of all of his outstanding and unvested long-term incentive awards upon a termination of employment due to his death or “disability,” by New Linn without “cause” or by Mr. Ellis for “good reason” (as each term is defined in the Ellis Agreement), any unvested appreciation profits interests, issued under Holdco Incentive Interest Plan, will only vest to the extent the applicable performance condition is satisfied (A) as of the employment termination date, or (B) within (x) the six months following the employment termination date, if the employment termination date occurs prior to the first anniversary of the Effective Date, or (y) 120 days following the employment termination date, if the employment termination date occurs after the first anniversary of the Effective Date.

The Ellis Agreement eliminates the gross-up for any taxes, penalties or interest due as a result of the application of Sections 280G and 4999 of the Internal Revenue Code (the “Code”) and instead provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Ellis’ Change of Control severance payments and benefits in the event such reduction would result in Mr. Ellis receiving greater payments and benefits on an after-tax basis. The Ellis Agreement also eliminates the gross-up for any taxes, penalties or interest due as a result of a violation of Section 409A of the Code.

The foregoing description of the Ellis Agreement is incomplete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Mr. Rottino’s Third Amended and Restated Employment Agreement. Mr. Rottino’s third amended and restated employment agreement (the “Rottino Agreement”) is substantially the same as his second amended and restated employment agreement, except as disclosed herein. The Rottino Agreement reflects Mr. Rottino’s current base salary of $500,000 and current target bonus of 100% of base salary and modifies Mr. Rottino’s definition of “good reason,” for a termination of employment that is not within the six months preceding or the two years following a Change of Control, to include a reduction in his then current target bonus percentage.

The Rottino Agreement amends Mr. Rottino’s cash severance, payable upon a termination of employment by New Linn without “cause” or by Mr. Rottino for “good reason,” to: (i) two times the sum of (x) his base salary at the highest rate in effect at any time during the 36-month period immediately preceding the employment termination date (the “Rottino Highest Base Salary”), plus (y) his target bonus for the year in which his termination occurs, if the termination does not occur within the six months preceding or the two years following a Change of Control, and (ii) the sum of (x) the Rottino Highest Base Salary, plus (y) his highest annual bonus paid in the 36-month period immediately preceding the Change of Control, if the termination does occur within the six months preceding or the two years following a Change of Control.

The Rottino Agreement also provides that, upon a termination of employment due to his death or “disability,” by New Linn without “cause” or by Mr. Rottino for “good reason” (as each term is defined in the Rottino Agreement), all outstanding and unvested long-term incentive awards will immediately vest, provided that any unvested appreciation profits interests, issued under Holdco Incentive Interest Plan, will only vest to the extent the applicable performance condition is satisfied (A) on the employment termination date, or (B) within (x) six months following the employment termination date, if the employment termination date occurs prior to the first anniversary of the Effective Date, or (y) 120 days following the employment termination date, if the employment termination date occurs after the first anniversary of the Effective Date.

The Rottino Agreement eliminates the gross-up for any taxes, penalties or interest due as a result of the application of Sections 280G and 4999 of the Code and instead provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Rottino’s Change of Control severance payments and benefits in the event such reduction would result in Mr. Rottino receiving greater payments and benefits on an after-tax basis.

The foregoing description of the Rottino Agreement is incomplete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Mr. Walker’s Second Amended and Restated Employment Agreement. Mr. Walker’s second amended and restated employment agreement (the “Walker Agreement”) is substantially the same as his first amended and restated employment agreement, as further amended, except as disclosed herein. The Walker Agreement reflects Mr. Walker’s current base salary of $500,000 and current target bonus of 100% of base salary and modifies Mr. Walker’s definition of “good reason,” for a termination of employment that is not within the six months preceding or the two years following a Change of Control, to include a reduction in his then current target bonus percentage.

The Walker Agreement amends Mr. Walker’s cash severance, payable upon a termination of employment by New Linn without “cause” or by Mr. Walker for “good reason,” in each case, that does not occur within the six months preceding or the two years following a Change of Control, to two times the sum of (i) his base salary at the highest rate in effect at any time during the 36-month period immediately preceding the employment termination date, plus (ii) his target bonus for the year in which his termination occurs.

The Walker Agreement also provides that, upon a termination of employment due to his death or “disability,” by New Linn without “cause” or by Mr. Walker for “good reason” (as each term is defined in the Walker Agreement), all outstanding and unvested long-term incentive awards will immediately vest, provided that any unvested appreciation profits interests, issued under Holdco Incentive Interest Plan, will only vest to the extent the applicable performance condition is satisfied (A) on the employment termination date, or (B) within (x) six months following the employment termination date, if the employment termination date occurs prior to the first anniversary of the Effective Date, or (y) 120 days following the employment termination date, if the employment termination date occurs after the first anniversary of the Effective Date.

The Walker Agreement provides that, upon a termination of employment due to his death or “disability” or by New Linn without “cause” or by Mr. Walker for “good reason,” whether or not such termination occurs in connection with a “change in control” (as each term is defined in the Walker Agreement), all unvested long-term incentive awards will immediately vest, provided that any unvested appreciation profits interests, issued under Holdco Incentive Interest Plan, will only vest to the extent the applicable performance condition is satisfied (A) on the employment termination date, or (B) within (x) six months following the employment termination date, if the employment termination date occurs prior to the first anniversary of the Effective Date, or (y) 120 days following the employment termination date, if the employment termination date occurs after the first anniversary of the Effective Date.

The Walker Agreement eliminates the gross-up for any taxes, penalties or interest due as a result of the application of Sections 280G and 4999 of the Code and instead provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Walker’s Change of Control severance payments and benefits in the event such reduction would result in Mr. Walker receiving greater payments and benefits on an after-tax basis.

The foregoing description of the Walker Agreement is incomplete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Mr. McNeil’s Employment Agreement. Mr. McNeil’s employment agreement with the Company (the “McNeil Agreement”) provides for a base salary of no less than $400,000 per year, which may be increased (but not decreased) at the sole discretion of the Board. Mr. McNeil will also have the opportunity to earn an annual cash bonus (the “Annual Bonus”), subject to the Board’s full discretion. Mr. McNeil’s current target Annual Bonus opportunity is 75% of his base salary and may be adjusted upward or downward from time to time in the Board’s sole discretion or replaced by another methodology of determining Mr. McNeil’s target bonus (the “McNeil Target Bonus”). Mr. McNeil is also eligible to receive long-term incentive compensation awards from time to time during the employment term, as determined in the Board’s sole discretion. The McNeil Agreement entitles Mr. McNeil to participate in the benefit plans, programs and arrangements available to the Company’s other senior executives generally, subject to the terms and conditions of such plans, programs and arrangements and the Board’s discretion to adopt, amend or terminate same from time to time.

Upon any termination of employment with the Company, Mr. McNeil will be entitled to: (i) his accrued but unpaid base salary as of the termination date, (ii) any unreimbursed business expenses incurred through the termination date, and (iii) any payments and benefits to which he may be entitled under any benefit plans, programs, or arrangements (collectively, the “Accrued Obligations”).

        If Mr. McNeil’s employment with the Company is terminated by the Company without “cause” (as defined below) (and other than due to his death or disability) or by Mr. McNeil for “good reason” (as defined below) (each, a “Qualifying Termination”), in each case, not within the six months preceding or the two years following a Change of Control, then in addition to the Accrued Obligations and subject to Mr. McNeil’s execution and non-revocation of a general release of claims within the 60 days following his employment termination date (which release will include a non-disparagement provision), Mr. McNeil will be entitled to: (i) a single lump sum payment in an amount equal to one and a half times the sum of (A) his base salary at the highest rate in effect at any time during the 36-month period immediately preceding the employment termination date (the “McNeil Highest Base Salary”), plus (B) the McNeil Target Bonus, with such amount payable within 30 days of the employment termination date; (ii) a pro-rated Annual Bonus in respect of the fiscal year of termination equal to the product of (A) the McNeil Target Bonus, and (B) a fraction, the numerator of which is the number of days elapsed in the Company’s fiscal year in which the termination occurs through such termination and the denominator of which is the number of days in such fiscal year (the “Pro-Rated Bonus”); (iii) any accrued but unpaid Annual Bonus in respect of the fiscal year prior to the fiscal year of termination (x) based on actual performance, if the Board has already finally determined the amount of such bonus as of the employment termination date, or (y) equal to the Target Bonus, if the Board has not finally determined the amount of such bonus as of the employment termination date (in either case, the “Unpaid Annual Bonus”); (iv) up to 18 months of continued health insurance benefits under the terms of the Company group health plan, subject to his payment of the employee-portion of the benefit premiums and terminable upon his receipt of substantially similar benefits from a subsequent employer; and (v) accelerated vesting of all of Mr. McNeil’s outstanding and unvested long-term incentive awards, provided that any unvested appreciation profits interests, issued under Holdco Incentive Interest Plan, will only vest to the extent the applicable performance condition is satisfied (A) on the employment termination date, or (B) within (x) six months following the employment termination date, if the employment termination date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the employment termination date, if the employment termination date occurs after the first anniversary of the Effective Date. If Mr. McNeil’s Qualifying Termination occurs within the six-month period preceding or the two-year period following a Change of Control, then he will receive the same payments and benefits set forth above, except that the amount of his cash severance will increase to two times the sum of the McNeil Highest Base Salary plus the McNeil Target Bonus, with such amount payable within 30 days of the employment termination date or, if the termination date precedes the Change of Control, within the 30 days following a Change of Control, if later.

If Mr. McNeil’s employment with the Company is terminated due to his death or disability, then in addition to the Accrued Obligations, Mr. McNeil will be entitled to: (i) the Pro-Rated Bonus; (ii) the Unpaid Annual Bonus; and (iii) accelerated vesting of all of Mr. McNeil’s outstanding and unvested long-term incentive awards, provided that any unvested appreciation profits interests, issued under Holdco Incentive Interest Plan, will only vest to the extent the applicable performance condition is satisfied (A) on the employment termination date, or (B) within (x) six months following the employment termination date, if the employment termination date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the employment termination date, if the employment termination date occurs after the first anniversary of the Effective Date.

For purposes of the McNeil Agreement, the Company will have “cause” to terminate Mr. McNeil’s employment upon the occurrence of any of the following: (i) his conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Company or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) his repeated intoxication by alcohol or drugs during the performance of his duties; (iii) his willful and intentional misuse of any of the funds of the Company or its direct or indirect subsidiaries, (iv) his embezzlement; (v) his willful and material misrepresentations or concealments on any written reports submitted to any of the Company or its direct or indirect subsidiaries; (vi) his willful and intentional material breach of the McNeil Agreement; (vii) his material failure to follow or comply with the reasonable and lawful written directives of the Board; or (viii) conduct constituting his material breach of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, or (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, he knew or should have known such conduct to be a breach.

For a termination of employment that does not occur within the six months preceding or the two years following a Change of Control, the McNeil Agreement defines “good reason” as the occurrence of any of the following without Mr. McNeil’s written consent: (i) a reduction in his then current base salary or Target Bonus percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in the McNeil Agreement that are due and owing, or (B) any amounts due and owing to him under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of the McNeil Agreement by the Company; or (iv) any material reduction in his title, authority, duties, responsibilities or reporting relationship from those in effect as of the effective date of the McNeil Agreement. For a termination of employment that does occur within the six months preceding or the two years following a Change of Control, the McNeil Agreement defines “good reason” as the occurrence of any of the following without Mr. McNeil’s written consent: (i) reduction in his then current base salary or Target Bonus percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in the McNeil Agreement that are due and owing, or (B) any amounts due and owing to him under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of the McNeil Agreement by the Company; (iv) any material reduction in his title, authority, duties, responsibilities or reporting relationship from those in effect as of the effective date of the McNeil Agreement; or (v) a relocation of his primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

The McNeil Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. McNeil’s Change of Control severance payments and benefits in the event such reduction would result in Mr. McNeil receiving greater payments and benefits on an after-tax basis.

The McNeil Agreement subjects Mr. McNeil to employment term and 12-month post-employment non-competition and non-solicitation restrictive covenants (which will not be enforceable following a Qualifying Termination within the six months preceding or the two years following a Change of Control), as well as assignment of inventions and employment term and five-year post-employment confidentiality covenants.

The foregoing description of the McNeil Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the McNeil Agreement, which is filed as Exhibit 10.14 to this Current Report on Form 8-K and incorporated by reference herein.

        Mr. Emmons’ Employment Agreement. Mr. Emmons’ employment agreement with the Company (the “Emmons Agreement”) provides for a base salary of no less than $375,000 per year, which may be increased (but not decreased) at the Board’s sole discretion. Mr. Emmons will also have the opportunity to earn an annual cash bonus (the “Emmons Annual Bonus”), subject to the Board’s full discretion. Mr. Emmons’ current target Emmons Annual Bonus opportunity is 75% of his base salary and may be adjusted upward or downward from time to time in the Board’s sole discretion, or replaced by another methodology of determining Mr. Emmons’ target bonus. Mr. Emmons is also eligible to receive long-term incentive compensation awards from time to time during the employment term, as determined in the Board’s sole discretion.

The Emmons Agreement otherwise is the same as the McNeil Agreement, provided that Mr. Emmons is not subject to the post-employment non-competition and non-solicitation restrictive covenants in light of his position within the Company.

The foregoing description of the Emmons Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Emmons Agreement, which is filed as Exhibit 10.15 to this Current Report on Form 8-K and incorporated by reference herein.

Ms. Wells’ Employment Agreement. Ms. Wells’ employment agreement with the Company (the “Wells Agreement”) provides for a base salary of no less than $375,000 per year, which may be increased (but not decreased) at the Board’s sole discretion. Ms. Wells will also have the opportunity to earn an annual cash bonus (the “Wells Annual Bonus”), subject to the Board’s full discretion. Ms. Wells’ current target Emmons Annual Bonus opportunity is 75% of her base salary and may be adjusted upward or downward from time to time in the Board’s sole discretion, or replaced by another methodology of determining Ms. Wells’ target bonus. Ms. Wells is also eligible to receive long-term incentive compensation awards from time to time during the employment term, as determined in the Board’s sole discretion.

The Wells Agreement otherwise is the same as the McNeil Agreement, provided that Ms. Wells is not subject to the post-employment non-competition restrictive covenant in light of her position within the Company.

The foregoing description of the Wells Agreement do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Wells Agreement, which is filed as Exhibit 10.16 to this Current Report on Form 8-K and incorporated by reference herein.

Certain Relationships and Related Party Transactions

The transactions described under the headings “Registration Rights Agreement” in Item 1.01 and the transactions in connection with the Backstop Commitment Agreement described in Item 3.02 may be deemed to be related party transactions. As such, the disclosure contained therein is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the Plan, New Linn filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the state of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, New Linn adopted the Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s registration statement on Form S-8 filed with the SEC on the Effective Date, which description is incorporated by reference herein.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively, from the Company’s registration statement on Form S-8 filed with the SEC on the Effective Date.

Item 7.01 Regulation FD Disclosure.

On February 28, 2017, New Linn issued a press release (the “Press Release”) announcing the consummation of the Plan and emergence from the Chapter 11 cases on the Effective Date, as disclosed herein, a copy of which is furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

On February 28, 2017, the Company posted to its website Supplemental Emergence Presentation (the “Presentation”). The Presentation is available on the Company’s website, www.linnenergy.com, and is also furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

All statements in this Item 7.01, the Press Release and the Presentation, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See LINN’s Annual Report on Form 10-K for the year ended December 31, 2015 and LINN’s and the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.2 and Exhibit 99.3 furnished herewith, will not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, dated January 25, 2017 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Linn Energy, LLC on January 31, 2017 (Case No. 16-60040))

3.1	Amended and Restated Certificate of Incorporation of Linn Energy, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

3.2	Bylaws of Linn Energy, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

4.1*	Form of specimen New Common Stock certificate of Linn Energy, Inc.

10.1*	Credit Agreement dated as of February 28, 2017, among Linn Energy Holdco II LLC, as borrower, Linn Energy Holdco LLC, as parent, Linn Energy, Inc. as holdings, subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto

10.2*	Registration Rights Agreement dated as of February 28, 2017, among Linn Energy, Inc. and the holders party thereto

10.3	Linn Energy, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.4	Form of Restricted Stock Unit Agreement (for executive officers with employment agreements) (incorporated by reference to Exhibit 10.2 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.5	Form of Restricted Stock Unit Agreement (for employees) (incorporated by reference to Exhibit 10.3 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.6*	Membership Interest Purchase Agreement, dated as of February 28, 2017, by and between Linn Energy, LLC and Linn Energy, Inc.

10.7*	Transition Services and Separation Agreement, dated as of February 28, 2017, by and between Linn Energy, LLC, LinnCo, LLC, and certain subsidiaries of Linn Energy, Inc. party thereto and Berry Petroleum Company, LLC

10.8*	Joint Operating Agreement, dated February 28, 2017, between Linn Operating, Inc., as operator, and Berry Petroleum Company, LLC, as non-operator (Hugoton)

10.9*	Joint Operating Agreement, dated February 28, 2017, between Berry Petroleum Company, LLC, as operator, and Linn Energy Holdings, LLC, as non-operator (Hill)

10.10	Form of Indemnity Agreement between Linn Energy, Inc. and the directors and officers of Linn Energy, Inc. (incorporated by reference to Exhibit 10.4 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.11*	Second Amended and Restated Employment Agreement of Mark E. Ellis, dated February 28, 2017

10.12*	Third Amended and Restated Employment Agreement of David B. Rottino, dated February 28, 2017

10.13*	Second Amended and Restated Employment Agreement of Arden L. Walker, Jr., dated February 28, 2017

10.14*	Employment Agreement of Jamin B. McNeil, dated February 28, 2017

10.15*	Employment Agreement of Thomas E. Emmons, dated February 28, 2017

10.16*	Employment Agreement of Candice J. Wells, dated February 28, 2017

99.1	Order Confirming the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, as entered by the Bankruptcy Court on January 27, 2017 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Linn Energy, LLC on January 31, 2017 (Case No. 16-60040))

99.2*	Press release, dated February 28, 2017, issued by Linn Energy, Inc.

99.3*	Supplemental Emergence Presentation, dated February 28, 2017

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2017	LINN ENERGY, INC.

	By:	/s/ Candice J. Wells
	Name:	Candice J. Wells
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, dated January 25, 2017 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Linn Energy, LLC on January 31, 2017 (Case No. 16-60040))

3.1	Amended and Restated Certificate of Incorporation of Linn Energy, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

3.2	Bylaws of Linn Energy, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

4.1*	Form of specimen New Common Stock certificate of Linn Energy, Inc.

10.1*	Credit Agreement dated as of February 28, 2017, among Linn Energy Holdco II LLC, as borrower, Linn Energy Holdco LLC, as parent, Linn Energy, Inc. as holdings, subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto

10.2*	Registration Rights Agreement dated as of February 28, 2017, among Linn Energy, Inc. and the holders party thereto

10.3	Linn Energy, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.4	Form of Restricted Stock Unit Agreement (for executive officers with employment agreements) (incorporated by reference to Exhibit 10.2 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.5	Form of Restricted Stock Unit Agreement (for employees) (incorporated by reference to Exhibit 10.3 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.6*	Membership Interest Purchase Agreement, dated as of February 28, 2017, by and between Linn Energy, LLC and Linn Energy, Inc.

10.7*	Transition Services and Separation Agreement, dated as of February 28, 2017, by and between Linn Energy, LLC, LinnCo, LLC, and certain subsidiaries of Linn Energy, Inc. party thereto and Berry Petroleum Company, LLC

10.8*	Joint Operating Agreement, dated February 28, 2017, between Linn Operating, Inc., as operator, and Berry Petroleum Company, LLC, as non-operator (Hugoton)

10.9*	Joint Operating Agreement, dated February 28, 2017, between Berry Petroleum Company, LLC, as operator, and Linn Energy Holdings, LLC, as non-operator (Hill)

10.10	Form of Indemnity Agreement between Linn Energy, Inc. and the directors and officers of Linn Energy, Inc. (incorporated by reference to Exhibit 10.4 of the Company’s registration statement on Form S-8 filed on February 28, 2017)

10.11*	Second Amended and Restated Employment Agreement of Mark E. Ellis, dated February 28, 2017

10.12*	Third Amended and Restated Employment Agreement of David B. Rottino, dated February 28, 2017

10.13*	Second Amended and Restated Employment Agreement of Arden L. Walker, Jr., dated February 28, 2017

10.14*	Employment Agreement of Jamin B. McNeil, dated February 28, 2017

10.15*	Employment Agreement of Thomas E. Emmons, dated February 28, 2017

10.16*	Employment Agreement of Candice J. Wells, dated February 28, 2017

99.1	Order Confirming the Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, as entered by the Bankruptcy Court on January 27, 2017 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Linn Energy, LLC on January 31, 2017 (Case No. 16-60040))

99.2*	Press release, dated February 28, 2017, issued by Linn Energy, Inc.

99.3*	Supplemental Emergence Presentation, dated February 28, 2017

*	Filed herewith.